As filed with the Securities and Exchange Commission on January 26, 2004

Registration No. 333-111763

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT

UNDER THE

SECURITIES  ACT OF 1933

Pan American Silver Corp.

(Exact name of Registrant as specified in its charter)

British Columbia

1044

Not Applicable

(Province or other Jurisdiction

(Primary Standard Industrial

(I.R.S. Employer

of Incorporation or Organization)

Classification Code Number)

Identification No.)

1500 - 625 Howe Street

Vancouver, British Columbia

Canada  V6C 2T6

(604) 684-1175

(Address and telephone number of Registrant's principal executive offices)

Pan American Minerals Inc.

c/o Harris, Trimmer & Thompson

6121 Lakeside Drive, Suite 260

Reno, Nevada 85511

(775) 825-4300

(Name, address and telephone number of agent for service)

Copies to:

Christopher W. Morgan, Esq.

Fred R. Pletcher, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Borden Ladner Gervais LLP

Suite 1820, North Tower

1200 Waterfront Centre, 200 Burrard Street

P.O. Box 189, Royal Bank Plaza

P.O. Box 48600, Stn. Bentall Ctr.

Toronto, Ontario  M5J 2J4

Vancouver, British Columbia  V7X 1T2

(416) 777-4700

(604) 687-5744

Approximate date of commencement of proposed sale of  the securities to the public:

From time to time on or after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. [  ]

Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [X]

At some future date (check the appropriate box below):

1.

[  ]

pursuant to Rule 467(b) on (     ) at (     ) (designate a time not sooner than 7 calendar days after filing).

2.

[  ]

pursuant to Rule 467(b) on (     ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3.

[X]

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.

[  ]

after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.  [X]

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

PROSPECTUS

PAN AMERICAN SILVER CORP. Cdn$45,819,960 Common Shares

Pan American Silver Corp. (the "Company") may offer for sale, from time to time, common shares ("Shares")  of the Company having an aggregate offering price of up to Cdn$45,819,960 (or its equivalent in United States dollars or any other currency or currency unit used to denominate the Shares) during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

The specific variable terms of any offering of the Shares, will be set forth in a prospectus supplement (a "Prospectus Supplement") including, the number of Shares offered, the offering price and any other specific terms.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Shares to which the Prospectus Supplement pertains.

The Company may offer and sell Shares to or through underwriters or dealers, directly to one or more purchasers, or through agents designated from time to time.  The Prospectus Supplement relating to a particular offering of Shares will identify any underwriter, dealer or agent engaged in connection with the offering and sale of Shares and will set forth the plan of distribution for such Shares, including the proceeds to the Company and any fees, discounts, concessions or any other compensation payable to any underwriters, dealers or agents, and any other material terms of the plan of distribution.

The outstanding common shares of the Company are listed on the Toronto Stock Exchange (the "TSX") under the symbol "PAA" and quoted on the Nasdaq National Market ("NASDAQ") under the symbol "PAAS".  The closing price of the Company's common shares on January 23, 2004 on the TSX was Cdn$19.45 and on NASDAQ was US$14.82.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus supplement and the accompanying prospectus in accordance with the disclosure requirements of Canada.  Prospective investors  should be aware that such requirements are different from those of the United States.  Certain of the financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that a substantial portion of the assets of the Company and said persons may be located outside the United States.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 26, 2004

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE

3

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

5

CERTAIN AVAILABLE INFORMATION

6

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

7

THE COMPANY

7

BUSINESS OF THE COMPANY

7

RECENT DEVELOPMENTS

8

USE OF PROCEEDS

9

DESCRIPTION OF SECURITIES

9

PLAN OF DISTRIBUTION

9

CHANGES TO CONSOLIDATED CAPITALIZATION

10

RISK FACTORS

12

AUDITORS, TRANSFER AGENT AND REGISTRAR

15

EXPERTS

15

LEGAL MATTERS

15

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

15

INDEX TO FINANCIAL STATEMENTS

   F-1

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec.  Copies of the documents incorporated by reference in this Prospectus may be obtained on request without charge from the Controller and Corporate Secretary of the Company at 1500-625 Howe Street, Vancouver, British Columbia, V6C 2T6 (telephone: (604) 684-1175).  These documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

The following documents, filed with the securities commissions or similar regulatory authorities in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)

the Annual Information Form of the Company, dated May 20, 2003;

(b)

the audited consolidated financial statements of the Company and the notes thereon as at and for the years ended December 31, 2001 and 2002, together with the auditors' report thereon as set out in the Company's annual report as well as the reconciliation of such financial statements to United States generally accepted accounting principles ("U.S. GAAP") in accordance with Item 18 of Form 20-F, filed on SEDAR on July 3, 2003;

(c)

the unaudited consolidated financial statements of the Company and the notes thereto for the three-month and nine-month periods ended September 30, 2003, together with management's discussion and analysis of financial condition and results of operations in respect of such financial statements as well as the reconciliation of such financial statements to U.S. GAAP in accordance with Item 18 of Form 20-F;

(d)

management's discussion and analysis of financial condition and results of operations for the financial year ended December 31, 2002 as set out in the Company's annual report;

(e)

the information circular of the Company, dated April 9, 2003, in connection with the Company's May 12, 2003 annual general meeting of members, other than the sections entitled "Corporate Governance", "Executive Compensation - Compensation Committee", "Executive Compensation - Report on Executive Compensation" and "Executive Compensation - Performance Graph";

(f)

a material change report of the Company, dated February 27, 2003, relating to the completion of its acquisition of Corner Bay Silver Inc. ("Corner Bay");

(g)

a material change report of the Company, dated February 27, 2003, relating to consolidated production figures from 2002;

(h)

a material change report of the Company, dated March 13, 2003, relating to financial and operational results for the fourth quarter and year ended December 31, 2002;

(i)

a material change report of the Company, dated May 22, 2003, relating to financial and operational results for the first quarter of 2003;

(j)

a material change report of the Company, dated July 7, 2003, relating to the filing of an unallocated preliminary base shelf prospectus by the Company;

(k)

a material change report of the Company, dated July 22, 2003, relating to an offering (the "Debenture Offering") of US$75 million aggregate principal amount of 5.25% convertible unsecured senior subordinated debentures (the "Debentures") due July 31, 2009;

(l)

a material change report of the Company, dated July 30, 2003, relating to the closing of the US$75 million Debenture Offering;

(m)

a material change report of the Company, dated August 7, 2003, relating to the exercise of an over-allotment option in respect of an additional US$11.25 million of Debentures pursuant to the terms of the Debenture Offering;

(n)

a material change report of the Company, dated August 22, 2003, relating to financial and operational results for the second quarter of 2003;

(o)

a material change report of the Company, dated September 22, 2003, relating to recent developments at the Company's operations and feasibility-stage projects;

(p)

a material change report of the Company, dated October 23, 2003, relating to the buy-back of an existing 3% net smelter royalty on the Company's Huaron silver mine in Peru from a group of Peruvian companies for US$2.5 million;

(q)

a material change report of the Company, dated October 31, 2003, relating to an agreement to sell the Company's 50% interest in the Tres Cruces gold project in Peru to New Oroperu Resources Inc.;

(r)

a material change report of the Company, dated November 12, 2003, relating to financial and operational results for the third quarter of 2003; and

(s)

a material change report of the Company dated January 8, 2004 relating to the filing of an unallocated preliminary base shelf prospectus by the Company.

Any documents of the types referred to above, including any material change reports (excluding confidential material change reports), interim unaudited consolidated financial statements of the Company (including management's discussion and analysis of financial condition and results of operations in the quarterly reports for such periods), annual audited consolidated financial statements of the Company, including the auditors' report thereon and the notes to such financial statements, any exhibits to interim or annual consolidated financial statements and information circulars (excluding the sections entitled "Corporate Governance", "Executive Compensation - Compensation Committee", "Executive Compensation - Report of the Compensation Committee" and "Executive Compensation - Performance Graph" or similar sections permitted to be excluded under National Instrument 44-101 - Short Form Prospectus Distributions), filed by the Company with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus.  Any document filed by the Company with the United States Securities and Exchange Commission (the "SEC") or Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), after the date of this Prospectus shall also be deemed to be incorporated by reference into this Prospectus if and to the extent provided in such document.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Shares and other information in relation to such offering will be delivered to purchasers of such Shares together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of Shares covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company's financial year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Shares hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements included or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995.  When used in this Prospectus, the words "anticipate", "believe", "estimate", "expect", "target", "plan", "budget", "may", "schedule" and similar words or expressions, identify forward-looking statements.  These forward-looking statements relate to, among other things:

  the sufficiency of the Company's current working capital or anticipated operating cash flow;

  the sufficiency of the mineral reserves or resources at Huaron, La Colorada, Quiruvilca, Alamo Dorado or other properties;

  estimated production from the Huaron, La Colorada, Quiruvilca, Alamo Dorado or other properties;

  the estimated cost of or availability of funding for ongoing capital improvement programs;

  the estimated costs or estimated completion dates of the proposed development of the Huaron and Alamo Dorado projects;

  estimated exploration expenditures to be incurred on the Company's various silver exploration properties;

  compliance with environmental standards;

  forecast capital or non-operating spending; and

  levels of silver or other metals production, production costs and metal prices.

These statements reflect the Company's current views with respect to future events and are necessarily based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies.  Many factors, both known and unknown, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-

looking statements including, without limitation, the factors identified in the Company's Annual Information Form, dated May 20, 2003, under the caption "Trends and Uncertainties".  Investors are cautioned against attributing undue certainty to forward-looking statements.  Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be anticipated, estimated or intended.  The Company does not intend, and does not assume any obligation, to update these forward-looking statements to reflect changes in assumptions or changes in circumstances or any other events affecting such statements, other than as required by applicable law.

CERTAIN AVAILABLE INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), with respect to the Shares.  This Prospectus, which constitutes a part of that Registration Statement, does not contain all of the information set forth in such Registration Statement and its exhibits, to which reference is made for further information.  See "Documents Filed as Part of the Registration Statement".

The Company is subject to the informational reporting requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, the Company is permitted to prepare such reports and other information in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the U.S. Exchange Act.  Under the U.S. Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies.

The Company files annual reports with the SEC on Form 40-F, which includes:

  the Company's Annual Information Form;

  management's discussion and analysis of financial condition and results of operations;

  the Company's consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and reconciled to U.S. GAAP; and

  other information specified by the Form 40-F.

The Company also furnishes the following types of information to the SEC under cover of Form 6-K:

  material information the Company otherwise makes publicly available in reports that it files with securities regulatory authorities in Canada;

  material information that the Company files with, and which is made public by, the TSX; and

  material information that the Company distributes to its shareholders in Canada.

Investors may read and copy any document the Company files with, or furnishes to, the SEC at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  Copies of the material can also be obtained from the SEC's public reference room in Washington, D.C. by paying a fee.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains a website (www.sec.gov) that makes available reports and other information that the Company files or furnishes electronically with it.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars.  All references in this prospectus to "dollars", "$" or "US$" are to United States dollars and all references to "Cdn$" are to Canadian dollars, unless otherwise noted.  Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with Canadian GAAP, which differ in certain significant respects from U.S. GAAP.  For a description of the material differences between Canadian GAAP and U.S. GAAP see note 16 to the Company's audited consolidated financial statements for the years ended December 31, 2002 and 2001, note 8 to the Company's unaudited interim consolidated financial statements for the nine months ended September 30, 2003, each incorporated by reference into this Prospectus, and note 15 to the audited consolidated financial statements of Corner Bay Silver Inc., for the years ended June 30, 2002 and 2001 included in this Prospectus.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the United States dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for United States dollars reported by the Bank of Canada).

	Nine Months Ended September 30, 2003	Year Ended December 31
		2002	2001	2000
High	Cdn$1.5747	Cdn$1.6155	Cdn$1.6021	Cdn$1.5590
Low	1.3342	1.5123	1.4936	1.4341
Average	1.4295	1.5704	1.5484	1.4850
End of Period	1.3504	1.5796	1.5926	1.5002

On January 23, 2004, the noon buying rate reported by the Bank of Canada was US$1.00 = Cdn$1.3119.

THE COMPANY

Pan American Silver Corp. is a company incorporated under the Company Act (British Columbia).  The Company's head office is located at 1500 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 and its registered and records office is located at 900 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2.  In this Prospectus, the term "Pan American" refers to the Company and its principal subsidiaries.

A description of the Company's principal subsidiaries as at its most recent financial year end is set out under the heading "Subsidiaries" on page 3 of the Company's annual information form which is incorporated by reference in this Prospectus.

BUSINESS OF THE COMPANY

Pan American is principally engaged in the exploration for, and the acquisition, development and operation of silver properties.  Pan American: (i) owns and operates the producing Huaron silver mine in Peru; (ii) owns and operates the producing La Colorada silver mine located in Mexico; (iii) owns and operates the producing Quiruvilca silver mine in Peru; and (iv) mines and sells silver-rich pyrite stockpiles at a small-scale operation in central Peru.  Pan American also either holds an interest in or may earn an interest in non-producing silver resource and silver exploration properties in Peru, Argentina, the United States, Russia and Mexico, including the significant Alamo Dorado deposit in Mexico.

RECENT DEVELOPMENTS

Although no decision has yet been made with respect to a possible closure of the Quiruvilca Mine in 2004, Pan American has significantly reduced the level of ongoing development and exploration work at the Quiruvilca Mine in preparation for a possible closure.  Production levels at the Quiruvilca Mine were reduced in the fall of 2003 from approximately 45,000 tonnes per month to approximately 30,000 tonnes per month in preparation for a possible closure in 2004.  As a result of the reduced level of development and exploration work, Pan American expects that minable reserves at Quiruvilca will be exhausted at some point between July and September of 2004.  Pan American has budgeted US$2.9 million for concurrent reclamation and closure related costs at Quiruvilca in calendar 2004 (including closing of adits, rehabilitation of tailings ponds, rehabilitation of waste dumps and water treatment).  In the fourth quarter of 2002, Pan American prepared an estimate of the expected future reclamation costs to be incurred at the Quiruvilca and charged operations with a US$10 million provision for future reclamation.

In August 2003, the Company completed the offering of a total of US$86.25 million aggregate principal amount of Debentures to increase its financial strength and ability to fund new projects.  See "Changes to Consolidated Capitalization".

In July 2003, Pan American initiated a technical and economic evaluation of a possible expansion of the Huaron mine in Peru, which would increase this mine's production.  In September 2003, a feasibility study on the Huaron expansion was launched.  The engineering portion of this study is expected to be completed in January 2004 and the other components of the study are expected to be completed in the first calendar quarter of 2004.  As part of the feasibility study, a US$1 million drill programme was initiated to upgrade the mine's resources and to increase the proven and probable reserve base. In October 2003, Pan American bought back the existing 3% net smelter royalty on the Huaron mine from a group of Peruvian companies for a total of US$2.5 million in cash. The buyout of the royalty should reduce the mine's cash costs by approximately US$850,000 per year, starting in 2006.

In July 2003, Pan American substantially completed a major expansion at its La Colorada silver mine in Mexico.  The expansion included the construction of a 600 tonne per day oxide mill, which will add to the mine's current production from the existing 200 tonne per day sulphide mill.  Production at La Colorada, however, has not reached design capacity as quickly as anticipated in the original feasibility study for the expansion, and actual silver production in 2003 is expected to be approximately 1.15 million ounces below original estimates and anticipated silver production for 2004 is expected to be approximately 900,000 ounces below original estimates.  Production at La Colorada is expected to reach design capacity during the third calendar quarter of 2004, following additional capital expenditures of approximately $1.5 million incurred over a 12 month period.

A 6,000 metre infill drilling program has been initiated on Pan American's 50%-owned Manantial Espejo silver-gold exploration property in Argentina.  Results to date have confirmed the size of the deposit and increased Pan American's confidence in its geological model.  The drilling program and related geotechnical and environmental work is expected to be completed in the first calendar quarter of 2004.

In May 2003, Pan American completed a seven-hole drill program on the Alamo Dorado project in Mexico and is undertaking metallurgical testing to update a 2002 feasibility study completed by AMEC E&C Services, Inc.  The updated feasibility study will examine the economic merits of processing ore from the Alamo Dorado deposit in a conventional oxide leaching mill circuit versus heap leach processing.  The update will also examine the economic merits of a combination mill for high grade ore and heap leach for low grade ore.  The updated study is expected to be completed in the second calendar quarter of 2004.  Until this study is completed and a production decision made, the acquisition of Corner Bay and the Alamo Dorado project is not expected to have any material affect on the operating results and financial position of the Company.

On February 20, 2003, the Company acquired all of the issued and outstanding shares of Corner Bay pursuant to a plan of arrangement under the Canada Business Corporations Act.  Under this plan of arrangement, each Corner Bay share was exchanged for 0.3846 common shares of the Company plus 0.1923 common share purchase warrants of the Company (the "Warrants"), resulting in the issuance of a total of 7,636,659 common shares and 3,818,330 Warrants.  Each whole Warrant allows the holder to purchase one common share of the Company for a price of Cdn$12.00 at any time over a five-year exercise period.  Pan American also issued options to purchase up to 553,846 common shares (having exercise prices of between Cdn$4.55 and Cdn$12.00 and having exercise periods of between one and five years from the date of grant) in consideration for the termination of 960,000 fully vested stock options held by employees and shareholders of Corner Bay.  Corner Bay, through its subsidiary corporations, owns the Alamo Dorado silver-gold deposit in Mexico.  The Alamo Dorado project is described under the heading "Narrative Description of the Business - Development Projects - Alamo Dorado Project" on pages 32 through 38 of the Company's annual information form which is incorporated by reference in this Prospectus.

Pan American currently has no outstanding forward sales contracts in respect of its silver production and does not anticipate entering into any forward sales contracts in respect of its silver production at any time in the immediate or foreseeable future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Shares will be used by the Company to fund ongoing development and exploration programs, acquisitions, working capital requirements and for other general corporate purposes.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 common shares, without par value, of which 53,187,852 are issued and outstanding as at the date of this Prospectus.  There are options outstanding to purchase up to 1,801,704 common shares at prices ranging from US$3.42 to US$9.02 and warrants outstanding to purchase up to 4,354,496 common shares at prices ranging from US$3.52 to US$9.02.  Pursuant to the terms of the Debentures, each US$1,000 principal amount of Debentures are convertible into 104.4932 common shares (subject to adjustment in certain events), representing a conversion price of US$9.57.  Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the common shares of the Company.

PLAN OF DISTRIBUTION

The Company may offer and sell the Shares to or through underwriters or dealers and also may offer and sell Shares to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the number and the price or prices of the Shares offered (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Company from the issue or sale of the Shares offered, the underwriting discounts or commissions, and any other fees, commissions or concessions to be allowed or re-allowed to dealers.

The Shares offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices.  The Company may only offer and sell Shares under this Prospectus during the 25-month period from the date of this Prospectus.

Any underwriters, dealers or agents who participate in the distribution of Shares may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Shares offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

CHANGES TO CONSOLIDATED CAPITALIZATION

Since December 31, 2002, the following changes have occurred to the share and loan capital of the Company, on a consolidated basis:

  on February 20, 2003, the Company completed the acquisition of Corner Bay by issuing 7,636,659 common shares of the Company and 3,818,330 Warrants (having an exercise price of Cdn$12.00 per common share for a five-year period ending February 20, 2008).  The Company also granted 553,846 stock options to purchase common shares of the Company (having exercise prices of between Cdn$4.55 and Cdn$12.00 and having exercise periods of between one and five years from the date of grant) in consideration for the termination of 960,000 fully vested stock options held by employees and shareholders of Corner Bay;

  the Company issued 2,193,306 common shares of the Company pursuant to the exercise of stock options;

  the Company issued 100,943 common shares of the Company pursuant to the exercise of warrants;

  the Company reduced its $5.15 million loan on the Huaron property from Banco de Credito del Peru by $1,489,583 to $3,656,249.  The Huaron loan bears interest at six-month LIBOR plus 3% and is repayable at the rate of $135,417 per month;

  Pan American drew down $9,500,00 and cancelled $500,000 of its $10,000,000 La Colorada project loan facility with International Finance Corporation ("IFC").  The IFC loan bears interest at six-month LIBOR plus 3.50% until certain technical and financial tests are achieved and six-month LIBOR plus 3.25% thereafter.  The IFC loan is repayable in semi-annual instalments of $1,000,000 commencing November 15, 2004.  In addition to the interest payments on the outstanding balance of the IFC loan, Pan American will be required to make additional payments to IFC by May 15 of each year if the average price of silver for the preceding calendar year exceeded $4.75 per ounce.  Such payment would be equal to 20% of the positive difference between the average price per ounce of silver for a year and $4.75 multiplied by the number of ounces of silver produced by the La Colorada mine divided by $9,500,000 and multiplied by the greater of the loan balance at the end of the year or the originally scheduled loan balance at the end of a year;

  on July 30, 2003, the Company issued US$75,000,000 principal amount of Debentures and on August 8, 2003, the Company issued an additional US$11,250,000 principal amount of Debentures.  Each US$1,000 principal amount of Debentures is convertible into 104.4932 common shares of the Company (subject to adjustment in certain events) at the option of the holder at any time prior to the earlier of the close of business on July 31, 2009 and the last business day immediately preceding any date fixed for redemption, representing a conversion price of US$9.57.  To date, no Debentures have been converted into common shares.  Pursuant to the terms of the indenture governing the Debentures, on or after July 31, 2005, the Debentures may be redeemed in whole or in part by the Company, at its option on not more than 60 and not less than 30 days prior notice and subject to regulatory approval, at a price equal to par, plus accrued and unpaid interest, if any, provided that the weighted average trading price of the common shares of the Company on NASDAQ for the 20 consecutive trading days ending five trading days preceding the date of the redemption notice equals at least 125% of the conversion price.  On redemption or upon maturity, provided that no default or event of default has occurred and is continuing under the indenture governing the Debentures, the Company may, at its option, on not more than 60 and not less than 30 days prior notice and subject to regulatory approval, elect to satisfy its obligation to repay the principal amount of the Debentures by issuing and delivering that number of freely tradable common shares of the Company obtained by dividing the principal amount of the outstanding Debentures which are to be redeemed or have matured, as the case may be, by 95% of the weighted average trading price of the Company's common shares on NASDAQ for the 20 consecutive trading days ending five trading days preceding the date fixed for redemption or maturity, as the case may be.  In addition, the interest payable on the Debentures may, at the Company's election, be payable by the application of the proceeds of the sale of the Company's common shares.  The value of the Debentures is comprised of a $35,357,000 fair value of the Debentures, $23,049,000 fair value of the future interest payments and $27,844,000 fair value ascribed to the holder's option to convert the principal balance into common shares.  These components have been measured at their respective fair values on the date the Debentures were issued.  The $23,049,000 fair value of the future interest payments on the Debentures has been classified in the Company's financial statements as a liability and the $63,201,000 fair value of the Debentures and the conversion option have been classified as equity.  Over the six-year term of the Debentures, the carrying value of the Debentures is accreted to their face value and the fair value of the future interest payments is amortized. The periodic accretion is charged to deficit. For the three months ended September 30, 2003, the Company recorded accretion totalling $975,000 for the accretion of the conversion option amounting to $773,000 and interest amortization of $202,000.  As at September 30, 2003, the Company had accrued $765,000 of interest of which $563,000 is reflected in interest and financing costs and $202,000 is reflected as a reduction in the liability component of the Debentures;

  Pan American has sold forward 19,860 tonnes of zinc according to the following schedule.

Month	Total Quantity (tonnes)	Average Contract Price (US$/tonne)
January 2004	1,700	$835.71
February 2004	1,700	$835.71
March 2004	1,730	$909.53
April 2004	1,745	$912.44
May 2004	1,690	$908.36
June 2004	1,640	$973.05
July 2004	1,605	$971.59
August 2004	1,055	$1,013.65
September 2004	1,055	$1,013.65
October 2004	1,035	$1,013.14
November 2004	970	$1,010.55

Month	Total Quantity (tonnes)	Average Contract Price (US$/tonne)
December 2004	935	$1,009.48
January 2005	500	$1,050.00
February 2005	500	$1,050.00
March 2005	500	$1,050.00
April 2005	500	$1,050.00
May 2005	500	$1,050.00
June 2005	500	$1,050.00
	19,860	$ 954.63

These sales were designated as a hedge.  The difference between the average monthly London zinc cash settlement price and the forward sales price will be credited or charged to Pan American's revenue during the January 2004 through June 2005 period.

  Pan American has sold forward 7,380 tonnes of lead according to the following schedule.

Month	Total Quantity (tonnes)	Average Contract Price (US$/tonne)
February 2004	1,000	$741.00
March 2004	1,020	$736.50
April 2004	1,015	$706.98
May 2004	985	$726.00
June 2004	875	$632.00
July 2004	930	$717.00
August 2004	680	$725.00
December 2004	875	$605.00
	7,380	$700.15

These sales were designated as a hedge.  The difference between the average monthly London lead cash settlement price and the forward sales price will be credited or charged to Pan American's revenue during the February 2004 through December 2004 period.

RISK FACTORS

Prospective investors in Shares should consider, in addition to information contained in the Prospectus Supplement relating to that offering or in other documents incorporated by reference herein, the risks described in the Company's Annual Information Form under the heading "Narrative Description of the Business - Trends and Uncertainties" and in the Company's management's discussion and analysis of financial condition and results of operations that are incorporated by reference herein as at the date of the Prospectus Supplement relating to the particular offering of Shares and the risks noted below.

Peruvian Mine Closure Law

On October 14, 2003, the Peruvian government published Law 28090 "Mine Closure Law" which establishes provisions relating to mine closure plans.  For existing mining operations the law provides that a mine closure plan must be submitted for certification to the Peruvian Ministry of Energy and Mines within six months of the law entering into force.  No enabling regulations were published with the law.  Therefore, the effect of the law on the Company's Peruvian mining and exploration activities cannot be determined.

The law provides that a mine operator must grant an environmental warranty for the estimated costs associated with its mine closure plan.  The law does not establish when such warranties must be in place nor does the law specify the form of the required warranty.  However, the law indicates that a warranty may take the form of insurance, cash collateral, a trust agreement or other forms as permitted by the Civil Code of Peru.  The Company's Huaron and Quiruvilca mines will submit closure plans as required by the law, but until these plans have been certified and the nature and form of whatever environmental warranty is required have been determined, the impact of this law on the Company's Peruvian mining and exploration activities cannot be determined.

Level of Indebtedness

As of September 30, 2003, the Company had approximately $35.1 million of consolidated indebtedness.  In addition, the terms of the Company's bank agreements and the Indenture governing the Debentures permit the Company and its subsidiaries to incur additional debt.

The Company's substantial debt may have important consequences to shareholders.  For instance, it could:

  make it more difficult for the Company to satisfy its financial obligations;

  require the Company to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under its debt, which would reduce funds available for other business purposes;

  increase its vulnerability to general adverse economic and industry conditions, including a decrease in the price of silver, zinc or lead;

  limit its flexibility in planning for, or reacting to, changes in its business;

  place it at a competitive disadvantage compared with its competitors that have less debt or greater financial resources; and

  limit its ability to obtain additional financing required to fund working capital or capital expenditures or for other general corporate purposes.

The Company's ability to make payments on its indebtedness and to fund its operations, working capital and capital expenditures, will depend on its ability to generate cash in the future.  This is subject to general economic, industry, financial, competitive, legislative, regulatory, and other factors that are beyond the Company's control.  In particular, global or regional economic conditions could cause the price of silver to fall and hamper the Company's ability to repay its indebtedness, including the Debentures.  The Company's operations may not generate sufficient cash flow or borrowings may not be available in an amount sufficient to enable the Company to pay its indebtedness, or to fund its other cash needs.  The Company may need to refinance all or a portion of its indebtedness on or before maturity, but such refinancing may be unavailable to it on commercially reasonable terms, or at all, to meet its obligations or to successfully execute its business strategy.

Acquisitions

An element of the Company's business strategy is to make selected acquisitions.  For example, the Company completed the acquisition of Corner Bay Silver Inc. in February 2003.  The Company expects to continue to evaluate acquisition opportunities on a regular basis and intends to pursue those opportunities that it believes are in its long-term best interests.  The success of the Company's acquisitions will depend upon its ability to effectively manage the operations of entities it acquires and to realize other anticipated benefits.  The process of managing acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management resources.  There can be no assurance that the Company will be able to successfully manage the operations of businesses it acquires or that the anticipated benefits of its acquisitions will be realized.

Hedging Activities

From time to time, the Company engages in hedging activities in connection with base metals, such as forward sales contracts and commodity put and call option contracts, to minimize the effect of declines in metal prices on our operating results.  While these hedging activities may protect the Company against low metal prices, they may also limit the price the Company can receive on hedged products.  As a result, the Company may be prevented from realizing possible revenues in the event that the market price of a metal exceeds the price stated in forward sale or option contracts.  As of December 31, 2003, the Company's zinc forward contract position had a negative value of approximately $1.4 million and its lead forward contract position as at December 31, 2003 had a negative value of $0.1 million.  In addition, the Company may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.  The Company's current policy is to not hedge the price of silver and therefore it is fully exposed to declines in silver prices.

Employee Relations

Certain of the Company's employees and the employees of Peruvian mining contractors indirectly employed by the Company are represented by unions.  At November 30, 2003, there were 270 employees represented by the Sindicato de Trebajadores de Pan American Silver S.A.C. - Mina Quiruvilca (the "Quiruvilca Union") and 71 employees represented by the Sindicato de Trebajadores de Shorey y Anexos (the "Shorey Union").  There are also 17 employees at the Huaron mine who are members of a "union committee" who have rights pursuant to an agreement dated January 1, 2003.  The Company has experienced labour strikes and work stoppages in the past.  The labour agreements with the Quiruvilca Union and the Shorey Union expired on January 1, 2004, and ordinary course negotiations to renew the contracts will be ongoing in 2004.  There can be no assurance that these contracts will be renewed on terms favourable to the Company, if at all and the Company may experience future work stoppages.

Enforcing Civil Liabilities in the United States

The Company is organized under the laws of the Province of British Columbia, and its principal executive office is located in British Columbia.  Many of the Company's directors, controlling persons, officers and the experts named in this prospectus are residents of Canada and a substantial portion of the their assets and a majority of the Company's assets are located outside the United States.  As a result, it may be difficult for U.S. investors to effect service of process within the United States upon the directors, controlling persons, officers and the experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the federal securities laws of the United States.  There is doubt as to the enforceability in Canada against the Company or against any of its directors, controlling persons, officers or experts who are not residents of the United States, of original actions or actions for enforcement of judgments of United States courts of liabilities based solely upon the federal securities laws of the United States.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Deloitte & Touche LLP, Four Bentall Centre, 2800 - 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1P4.

The transfer agent and registrar for the common shares of the Company is Computershare Trust Company of Canada at its principal offices in Vancouver and Toronto.

EXPERTS

The consolidated financial statements of the Company for the years ended December 31, 2002 and 2001 which are incorporated in this Prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Corner Bay Silver Inc. as at June 30, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows of Corner Bay Silver Inc. for each of the years in the three-year period ended June 30, 2002 which are included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the Shares offered pursuant to any Prospectus Supplement will be passed upon for the Company by Borden Ladner Gervais LLP and Skadden, Arps, Slate, Meagher & Flom LLP.  As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, collectively, beneficially own less than 1% of the outstanding common shares of the Company.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference", the consent of Deloitte & Touche LLP, the consent of PricewaterhouseCoopers LLP and the Power of Attorney.

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements of Corner Bay Silver Inc.	F-2
Auditors' Report	F-3
Consolidated Balance Sheets as at December 31, 2002 (unaudited) and as at June 30, 2002 and June 30, 2001 (audited)	F-4

Consolidated Statements of Operations and Deficit for the six months ended December 31, 2002 and December 31, 2001 (unaudited) and for the years ended June 30, 2002, June 30, 2001 and June 30, 2000 (audited)

F-5
Consolidated Statements of Cash Flows for the six months ended December 31, 2002 and December 31, 2001 (unaudited) and for the years ended June 30, 2002, June 30, 2001, and June 30, 2000 (audited)	F-6
Notes to Consolidated Financial Statements	F-7
Supplementary Information about Mineral Property Expenditures for the six months ended December 31, 2002 (unaudited)	F-22
Supplementary Information about General and Administrative Costs for the six months ended December 31, 2002 (unaudited)	F-23
Unaudited Pro Forma Consolidated Financial Statements of Pan American Silver Corp.	F-24
Compilation Report	F-25
Comment to Readers in the United States of America	F-26
Pro Forma Consolidated Balance Sheet as at December 31, 2002 (unaudited)	F-27
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 (unaudited)	F-28
Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 (unaudited)	F-29
Notes to the Pro Forma Consolidated Financial Statements	F-30

Unaudited and Audited Consolidated Financial Statements of

CORNER BAY SILVER INC.

AUDITORS' REPORT

September 6, 2002

To the Directors of

Corner Bay Silver Inc.

We have audited the consolidated balance sheets of Corner Bay Silver Inc. as at June 30, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2002.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2002 in accordance with Canadian generally accepted accounting principles.

(signed) PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Ontario

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements.  Our report to the shareholders dated September 6, 2002 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors' report when they are adequately disclosed in the financial statements.

(signed) PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Ontario

CORNER BAY SILVER INC.

CONSOLIDATED BALANCE SHEETS

As at December 31, 2002, June 30, 2002 and 2001

(expressed in Canadian dollars, unless otherwise stated)

December 31

June 30

June 30

2002

2002

2001

________________________________________________________________________________________________________

(Unaudited)

ASSETS

Current

Cash

$

4,831,220

$

5,323,564

$

4,022,422

Accounts receivable

163,965

197,673

176,912

Prepaid expenses and deposits

2,595

16,887

27,389

_________________________________________________________________________________________

4,997,780

5,538,124

4,226,723

Deposits- reclamation bonds

30,000

30,000

30,000

Investments - quoted market value of $nil

(2001 - $61,933) (note 8)

-

-

43,353

Deferred exploration expenditure (note 3)

8,781,564

7,705,865

4,551,072

Property, plant and equipment (note 4)

3,893,658

3,896,461

96,870

_________________________________________________________________________________________

$

17,703,002

$

17,170,450

$

8,948,018

_________________________________________________________________________________________

_________________________________________________________________________________________

LIABILITIES

Current

Accounts payable and accrued liabilities

$

1,355,103

$

316,914

$

387,963

_________________________________________________________________________________________

SHAREHOLDERS' EQUITY

Capital stock (note 5)

25,499,004

24,314,504

14,813,154

Contributed surplus

537,005

537,005

537,005

Deficit

(9,688,110)

(7,997,973)

(6,790,104)

_________________________________________________________________________________________

16,347,899

16,853,536

8,560,055

_________________________________________________________________________________________

$

17,703,002

$

17,170,450

$

8,948,018

_________________________________________________________________________________________

_________________________________________________________________________________________

Nature of operations and going concern (note 1)

Commitments (note 10)

APPROVED BY THE BOARD OF DIRECTORS

(signed) JOHN H. WRIGHT, Director

(signed) ROSS J. BEATY, Director

CORNER BAY SILVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(expressed in Canadian dollars, unless otherwise stated)

For the six months ended

For the years ended

          December 31,

                         June 30,

2002

2001

2002

2001

2000

________________________________________________________________________________________________________

(Unaudited)            (Unaudited)

OTHER INCOME

Interest

$

61,361

$

49,739

$

94,013

$

127,474

$

48,611

Other

14,500

73,001

201,831

97,500

64,900

_________________________________________________________________________________________

75,861

122,740

295,844

224,974

113,511

OTHER EXPENSES

General and administrative

1,765,998

497,925

1,467,007

798,073

521,338

Amortization

-

9,109

-

25,312

19,251

_________________________________________________________________________________________

1,765,998

507,034

1,467,007

823,385

540,589

Gain on disposal of assets

-

-

-

-

(14,465)

Gain on disposal of investments

-

-

(5,805)

-

-

Writedown of investments

-

-

-

-

22,606

Write-down of property, plant
and equipment                                                            -                               -                42,511                  95,833                          -

Write-down of deferred

  exploration expenditure

-

-

-

373,627

1,088,239

_________________________________________________________________________________________

1,765,998

507,034

1,503,713

1,292,845

1,636,969

_________________________________________________________________________________________

Loss for the period

(1,690,137)

(384,294)

(1,207,869)

(1,067,871)

(1,523,458)

Deficit, beginning of period

(7,997,973)

(6,790,104)

(6,790,104)

(5,722,233)

(4,198,775)

_________________________________________________________________________________________

Deficit, end of period

$

(9,688,110)

$

(7,174,398)

$

(7,997,973)

$

(6,790,104)

$

(5,722,233)

_________________________________________________________________________________________

_________________________________________________________________________________________

Basic and diluted

loss per share

($0.09)

($0.02)

($0.07)

($0.08)

($0.14)

Weighted average number

   of shares outstanding

19,385,808

15,876,053

16,697,807

13,912,182

10,760,945

CORNER BAY SILVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(expressed in Canadian dollars, unless otherwise stated)

For the six months ended

For the years ended

          December 31,

                         June 30,

2002

2001

2002

2001

2000

________________________________________________________________________________________________________

(Unaudited)            (Unaudited)

CASH PROVIDED BY (USED IN)

Operating activities

Loss for the period

$

(1,690,137)

$

(384,294)

$

(1,207,869)

$(1,067,871)        $ (1,523,458)

Write-off of deferred

  exploration expenditure

-

-

-

373,627

1,088,239

Writedown of investments

-

-

-

-

22,606

Amortization

-

9,109

-

25,312

19,251

Write-off of property, plant

  and equipment

-

-

42,511

95,833

-

Gain on disposal of

  investments

-

-

(5,805)

-

-

Gain on disposal of assets

-

-

-

-

(14,465)

_________________________________________________________________________________________

(1,690,137)

(375,185)

(1,171,163)

(573,099)

(407,827)

Net (increase) decrease in non-cash

working capitalbalances related to

operations (note 11)

1,086,189

(184,805)

(81,308)

82,054

237,610

_________________________________________________________________________________________

(603,948)

(559,990)

(1,252,471)

(491,045)

(170,217)

_________________________________________________________________________________________

Investing activities

Deferred exploration expenditure

  and property, plant and equipment

     Expenditures

(1,072,896)

(1,415,279)

(3,147,522)

(1,460,057)

(2,185,566)

     Option receipts

-

-

-

5,975

25,000

     Proceeds on disposal of assets

-

-

-

-

28,057

     Proceeds on disposal of

       investments

-

-

49,158

-

73,486

Purchase of assets under construction

-

-

(400,000)

-

-

Purchase of equipment

-

-

(6,873)

-

-

_________________________________________________________________________________________

(1,072,896)

(1,415,279)

(3,505,237)

(1,454,082)

(2,059,023)

_________________________________________________________________________________________

Financing activities

Issue of common shares

1,184,500

350,849

6,058,850

5,038,397

2,499,391

_________________________________________________________________________________________

Increase (decrease) in cash during

   the period

(492,344)

(1,624,420)

1,301,142

3,093,270

270,151

Cash, beginning of the period

5,323,564

4,022,422

4,022,422

929,152

659,001

_________________________________________________________________________________________

Cash, end of the period

$

4,831,220

$

2,398,002

$

5,323,564

$

4,022,422

$

929,152

_________________________________________________________________________________________

_________________________________________________________________________________________

Supplemental cash flow information (note 11)

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

1.

NATURE OF OPERATIONS AND GOING CONCERN

The Company is in the process of exploring its mineral properties and is establishing the amount of ore reserves that are economically recoverable from the Mexico property.  The recoverability of amounts shown for these properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, the preservation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain the financing necessary to complete the development of the properties, and future profitable production or, alternatively, upon the Company's ability to dispose of its interest on an advantageous basis.  Changes in future conditions could require material writedowns of the carrying amounts of deferred exploration expenditure.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP).  Significant differences from United States accounting principles are disclosed in Note 15.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Corner Bay Resources Inc. and Pan MacKenzie Resources Inc. (including its wholly owned subsidiary Minera Corner Bay S.A. de C.V.).

Deferred exploration expenditure

The deferred exploration expenditure is recorded at cost, net of incidental revenues generated from the particular properties.  These net costs are deferred until the properties to which they relate are placed into production, sold or abandoned.

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (CICA) issued Accounting Guideline No. 11 entitled, "Enterprises in the Development Stage" (AcG 11), and subsequently, on March 12, 2002, issued Emerging Issues Committee (EIC) 126 "Accounting by Mining Enterprises for Exploration Costs."  These guidelines address three distinct issues: (i) capitalization of costs/expenditures (ii) impairment and (iii) disclosure.  Prior to their issuance, development state entities were exempt from following certain aspects of Canadian generally accepted accounting principles (GAAP).  EIC 126 and AcG 11 require that all companies account for transactions based on the underlying characteristics of the transactions rather than the maturity of the enterprise.  In addition, EIC 126 and AcG 11 require specific disclosure of information by development stage companies.  These guidelines were effective for financial periods beginning on or after April 1, 2000, which affects the Company's financial years ended on or after June 30, 2001.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

EIC 126 and AcG 11 affect mining companies with respect to the deferral of exploration costs.  The appropriate accounting guidance is contained in Section 3061, "Property, Plant and Equipment" of the CICA Handbook which permits, but does not require, exploration costs to be capitalized as part of a mining property, if the Company considers that such costs have the characteristics of property, plant and equipment.  Under this view, deferred exploration expenditure would not automatically be subject to regular assessment of recoverability, unless conditions such as those discussed in EIC 126 and AcG 11 exist.

There would need to be an assessment of deferred exploration expenditure.  Assessment of the probability of recoverability of deferred exploration expenditure from future operations will require the preparation of a projection based on objective evidence of economic reserves such as a feasibility study.

The status of the Company's operations is such that, like most mining companies in the exploration stage, it would not be practical to obtain a feasibility study or provide other information that could be used to support capitalization of deferred exploration expenditure under the alternative view.

EIC 126 and AcG 11 did not have a significant impact on the Company's consolidated financial statements.

Property, plant and equipment

Land and exploration equipment are recorded at cost.  Exploration equipment is amortized on a reducing balance basis at various rates from 14% to 33%.  Amortization relating to equipment used on the mineral properties is capitalized as part of the deferred exploration expenditure balance.

Assets under construction

Assets under construction consist of equipment to be commissioned at the Mexico property site.  The assets will be included as part of the equipment balance once refurbished and transferred to the site.  These assets are not being amortized, as they are not currently ready for use.

Financial instruments

The carrying amounts of cash, receivables, prepaid expenses and deposits, accounts payable and accrued liabilities approximate the fair values of those financial instruments due to the short-term maturities of such instruments.  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash.  The Company places its cash with high credit quality financial institutions.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Income taxes

The provision for future income taxes is based on the liability method.  Future income taxes arise from the recognition of the tax consequences of temporary differences by applying statutory income tax rates applicable to future years to differences between the financial statements' carrying amounts and the income tax bases of certain assets and liabilities.  The Company records a valuation allowance against any portion of those future income tax assets that it believes is not, more likely than not, to be realized.

Stock-based compensation plan

The Company has one stock option plan, which is described in note 5.  No compensation expense is recognized for this plan when stock or stock options are issued to employees.  Any consideration paid on exercise of stock options or purchase of stock is credited to capital stock.

Effective July 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments.  This section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments in exchange for goods and services.  The section requires that all stock-based awards made to non-employees be measured and recognized using a fair-value based method.  The section encourages a fair-value based method for all awards granted to directors, officers and employees, but only requires the use of a fair value based method for direct awards of stock, stock appreciation rights and awards that call for settlement in cash or other assets.

For stock options granted to directors, officers and employees, the Company has adopted the intrinsic value method of accounting for stock-based compensation.  Under this method compensation expense is recognized for the excess, if any, of the quoted market price of the Company's common shares over the common share option exercise price on the day that options are granted.

Loss per share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year, including contingently issuable shares that are included when the conditions necessary for issuance have been met.  Diluted earnings per share are calculated in a manner similar to basic earnings per share, except the weighted average number of shares outstanding are increased to include potential common shares from the assumed exercise of options and warrants, if dilutive.  The number of additional shares included in the calculation is based on the treasury stock method for options and warrants and on the as if converted method for convertible securities.

During the year ended June 30, 2001, the Company changed its method of accounting for earnings per share to comply with the revised standard issued by the CICA Handbook, Section 3500, "Earnings per share".  There was no difference between the loss per share calculated under the new standard and the amount that would have been calculated using the previous standard.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses during the reporting period.  Actual results could differ from these estimates.

Translation of foreign currencies

As the Company considers all of its foreign operations to be fully integrated, all items denominated in foreign currencies have been translated using the temporal method.  Under this method, monetary assets and liabilities and non-monetary items carried at market values are translated at the year and period end exchange rate.  Other non-monetary items and revenue and expenses are translated at approximate rates in effect at the dates of the transactions, except depletion and amortization, which are translated at the same rates as the related assets.

3.

MINERAL PROPERTIES

Mexico

Maritimes

Chibougamau

     Total

Balance - June 30, 1999

$

1,018,492

$

401,611

$

1,097,825

$

2,517,928
Expenditures                                                                    2,114,901                  1,411                               -           2,116,312
Option receipts                                                                             -               (25,000)                    (9,586)             (34,586)
Writedown                                                                                    -                           -              (1,088,239)        (1,088,239)

_________________________________________________________________________________________

Balance - June 30, 2000

3,133,393

$

378,022

$

-

$

3,511,415

Expenditures

1,388,451

1,580

-

1,390,031

Option receipts

-

(5,975)

-

(5,975)

Amortization of equipment capitalized

29,228

-

-

29,228

Writedown

-

(373,627)

-

(373,627)

_________________________________________________________________________________________

Balance - June 30, 2001

4,551,072

-

-

4,551,072

Expenditures

3,147,522

-

-

3,147,522

Amortization of equipment capitalized

7,271

-

-

7,271

_________________________________________________________________________________________

Balance - June 30, 2002

7,705,865

-

-

7,705,865

Expenditures (Unaudited)

534,911

-

-

534,911

Purchase of concessions (Unaudited)

537,985

-

-

537,985

Amortization of equipment
 capitalized (Unaudited)                                                       2,803                            -                               -                 2,803

_________________________________________________________________________________________

Balance - December 31, 2002 (Unaudited)

$

8,781,564

$

-

$

-

$

8,781,564

_________________________________________________________________________________________

_________________________________________________________________________________________

The Alamo Dorado silver/gold property is located in the northwestern state of Sonora, Mexico.  Paved roads connect the state capital of Hermosillo to the town of Alamos, which is 67 kilometers northwest of the Alamo Dorado Project.

The 5,369 hectare property consists of the 504 hectare Alamo Ocho concession held under option by the Company, and the 4,865 hectare Alamo Dorado concession, which is owned 100% by the Company and surrounds the Alamo Ocho concession.  The Company can earn a 100% interest in Alamo Ocho by paying US$800,000 over six years.  Payments are made semi-annually, of which US$441,000 (unaudited) was paid to December 31, 2002 (June 30, 2002, 2001 and 2000 were US$450,000, $325,000 and $nil, respectively).

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

During the year ended June 30, 2002, the Company incurred $131,147 (2001 and 2000 - $nil) in rental payments, and is committed to annual rental payments of $114,150.  During the six-month periods ended December 31, 2002 and 2001, the Company incurred $35,906 and $23,491 (unaudited), respectively, in rental payments.

4.

PROPERTY, PLANT AND EQUIPMENT

June 30

June 30

Accumulated

2002

Accumulated

2001

Cost

Amortization

Net

Cost

Amortization

Net

_____________________________________________________

Equipment

$

66,683

$

14,722

$

53,961

$

129,415

$

32,545

$

96,870

Assets under

    Construction

3,842,500

-

3,842,500

-

-

-

______________________________________________________________________________

$

3,911,183

$

14,722

$

3,896,461

$

129,415

$

32,545

$

96,870

_________________________________________________________________________________________

_________________________________________________________________________________________

December 31

Accumulated

2002

(Unaudited)

Cost

Amortization

Net

________________________________________________

Equipment

$

139,917

$

88,759

$

51,158

Assets under

    Construction

3,842,500

-

3,842,500

_______________________________________________

$

3,982,417

$

88,759

$

3,893,658

______________________________________________________

______________________________________________________

During the six months ended December 31, 2002, the Company wrote off $nil (December 31, 2001 - $nil; years ended June 30, 2002, 2001 and 2000 of $42,511, $95,833 and $nil, respectively) of property, plant and equipment.

During the six months ended December 31, 2002, the Company recorded amortization of $2,803 (years ended June 30, 2002, 2001 and 2000 of $7,271, $29,228 and $nil, respectively), which were capitalized as deferred exploration expenditure.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

5.

CAPITAL STOCK

Authorized

Unlimited number of common shares, without nominal or par value.

Issued and outstanding - common shares

Number of

shares

Net

outstanding

   Proceeds

________________________________________________________________________________________

Balance - June 30, 1999

9,899,115

$

7,275,366
Shares issued for cash in private placement

 September 21, 1999                                                                                                                   596,540                  773,976
             December 20, 1999                                                                                                                    400,000               1,198,435
Warrants exercised for cash during the year                                                                                    545,454                  409,080
Options exercised for cash during the year                                                                                       393,000                  117,900

__________________________________________________________________________________________

Balance - June 30, 2000

11,834,109

9,774,757

Shares issued in prospectus offering - December 14, 2000

3,666,667

4,978,397

Options exercised for cash

200,000

60,000

__________________________________________________________________________________________

Balance - June 30, 2001

15,700,776

14,813,154

Shares issued for cash in private placement - February 19, 2002

1,830,000

4,575,000

Warrants exercised for cash

183,333

275,000

Options exercised for cash

612,000

1,208,850

Shares issued for assets under construction

  purchased - June 18, 2002 (note 11)

850,000

3,442,500

__________________________________________________________________________________________

Balance - June 30, 2002

19,176,109

24,314,504

Options exercised for cash (unaudited)

465,000

1,184,500

__________________________________________________________________________________________

Balance - December 31, 2002 (unaudited)

19,641,109

$

25,499,004

__________________________________________________________________________________________

On September 21, 1999, the Company completed a private placement of 596,540 shares at a price of $1.30 per share.

On December 20, 1999, the Company completed a private placement of 400,000 units.  Each unit consists of one common share at $3.00 and one-half common share purchase warrant.  Each whole purchase warrant entitles the holder to purchase one additional common share at a price of $4.00 per common share at anytime until December 20, 2001.  Effective December 20, 2001, all options that had not been exercised prior to this date expired.

On December 14, 2000, the Company publicly offered 3,666,667 units.  Each unit consisted of one common share at $1.50 and one-half common share purchase warrant.  Each whole purchase warrant entitles the holder to purchase one additional common share at $2.25 per share at anytime until December 14, 2001.  In connection with the December 14, 2000 offering, the underwriters received 183,333 warrants of the Company.  Each warrant entitles the underwriter to purchase one common share for $1.50 at any time until December 14, 2001.  Effective December 14, 2001, all warrants that had not been exercised prior to this date expired.  Refer to the following warrants table.

On February 19, 2002, the Company completed a private placement of 1,830,000 shares at a price of $2.50 per share.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Warrants

Weighted

Number of

average

Warrants

           price

__________________________________________________________________________________________

Balance - June 30, 1999

-

$

-

Issued - December 20, 1999

200,000

4.00

__________________________________________________________________________________________

Balance - June 30, 2000

200,000

4.00

Issued - December 14, 2000

2,016,666

2.18

__________________________________________________________________________________________

Balance - June 30, 2001

2,216,666

2.34

Expired

(2,033,333)

2.42

Exercised

(183,333)

1.50

__________________________________________________________________________________________

Balance - June 30, 2002

-

-

Expired

-

-
Exercised                                                                                                                                                      -                          -

__________________________________________________________________________________________

Balance - December 31, 2002 (unaudited)

-

$

-

__________________________________________________________________________________________

__________________________________________________________________________________________

Options

On December 15, 1995, the shareholders of the Company approved the amended stock option plan (dated November 1, 1995) (the Plan) which provides for the issuance of 1.0 million stock options under the terms of the Plan.  On December 20, 1999 and December 15, 2000, the shareholders approved an amendment to provide for the further issuance of an additional 1.4 and 2.0 million common share options, respectively, under the terms of the Plan.

Under the Plan, the Company provides options to buy common shares of the Company to directors, officers and service providers.  The board of directors grants such options for periods of up to ten years at prices not lower than the market price at the date of granting.

No compensation expense is recognized when stock options are issued to employees and directors.  All consideration paid by employees from the exercise of stock options or purchase of stock is credited to capital stock.

Compensation expense is recorded when stock options are issued to non-employees and is recognized over the vesting period of the options.  Compensation expense is determined as the fair value of the options at the date of grant using an option-pricing model.  During the six months ended December 31, 2002 and year ended June 30, 2002, no stock options were issued to non-employees.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

As at June 30, 2002, the Company had outstanding and exercisable stock options as follows:

Exercise

Expiry

Price

       Date

__________________________________________________________________________________________

500,000

$2.65

            12/20/02

660,000

3.00

            06/30/03

380,000

1.75

              10/02/04

40,000

1.80

              12/12/04

60,000

$3.00

              02/28/05

__________________________________________________________________________________________

__________________________________________________________________________________________

As at June 30, 2002, the Company had outstanding and exercisable stock options as follows:

2002

2001

2000

Number

Weighted

Number

Weighted

Number

Weighted

of

average

of

average

of

average

options

price

options

price

options

               price

__________________________________________________________________________________________

Outstanding

  - Beginning of year

1,607,000

$2.60

1,707,000

$2.38

700,000

$0.30
            Granted                                   645,000                   1.95             100,000                   1.70           1,400,000              2.84
            Exercised                              (612,000)                   1.98           (200,000)                  0.30            (393,000)              0.30

__________________________________________________________________________________________

Outstanding

  - End of year

1,640,000

$2.57

1,607,000

$2.60

1,707,000

$2.38

__________________________________________________________________________________________

__________________________________________________________________________________________

As at December 31, 2002, the Company had outstanding and exercisable stock options as follows:

December 31, 2002

Number

Weighted

of

average

Options

  price

__________________________________________________________________

Outstanding - Beginning of period

 1,640,000

$2.57

Exercised (unaudited)

(465,000)

2.55

__________________________________________________________________

Outstanding - End of period (unaudited)

1,175,000

$2.59

__________________________________________________________________

__________________________________________________________________

6.

INCOME TAXES

As at December 31, 2002, the Company has non-capital loss carry-forwards of approximately $4,200,000, unaudited, (June 30, 2002 - $2,500,000) available to reduce future taxable income.  These losses will expire between 2003 and 2009.  In addition, the Company has $7,300,000 in unclaimed exploration and development expenses in Canada.  No recognition is given in these consolidated financial statements to any potential benefit from the utilization of these non-capital losses or unclaimed exploration and development expenses.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

7.

RELATED PARTY TRANSACTIONS

Certain geological, consulting and corporate services were provided to the Company and its subsidiaries by seven directors and/or officers, and/or companies controlled by directors and/or officers.  The cost of such services (including salaries) for the six months ended December 31, 2002 was $nil, unaudited, (years ended June 30, 2002, 2001 and 2000 were $680,213, $354,989 and $230,279, respectively).  The services provided were at rates similar to those charged to non-related parties.

The Company, as prime tenant of share corporate offices with the above-mentioned related party companies, charge rent of $nil for the six months ended December 31, 2002 (years ended June 30, 2002, 2001 and 2000 were $6,000, $51,400 and $46,800, respectively) and had overhead recoveries of $nil for the six months ended December 31, 2002 (years ended June 30, 2002, 2001 and 2000 were $7,500, $97,575 and $71,913, respectively).

8.

INVESTMENT

As at December 31, 2002, the Company held nil (unaudited) (June 30, 2002, 2001 and 2000 - nil, 309,665 and 309,665, respectively) shares of MSV Resources Inc.  The investment was disposed of during the year ended June 30, 2002.

9.

SEGMENT INFORMATION

Working capital balances are retained in Canada and principal property balances are located as described in note 3.

10.

COMMITMENTS

The Company leases office space under leases expiring November 30, 2004.  Future minimum lease payments are as follows:

Year ended June 30

2003

$

69,660

2004

69,660

2005

29,025

__________________________________________________________________________________________

$

168,345

__________________________________________________________________________________________

__________________________________________________________________________________________

11.

SUPPLEMENTAL CASH FLOW INFORMATION

During the six months ended December 31, 2002 and 2001 and the years ended June 30, 2002, 2001 and 2000, the Company paid no income taxes or interest.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Net (increase) decrease in non-cash working capital balances related to operations:

     Six months ended

          December 31,

            Years  ended June 30,

         2002

    2001

2002

2001

2000

________________________________________________________________________________________________________

          (Unaudited)    (Unaudited)

Receivables

$

33,708

$

(150,298)

$

(20,761)

$

(17,438)

$

32,625

Prepaid expenses and deposits

14,292

18,147

10,502

(1,452)

(21,502)

Accounts payable and accrued liabilities

1,038,187

(52,654)

(71,049)

100,944

226,487

________________________________________________________________________________________________________

$

1,086,189

$

(184,805)

$

(81,308)

$

82,054

$

237,610

________________________________________________________________________________________________________

________________________________________________________________________________________________________

On June 18, 2002, assets under construction were acquired for $3,442,500, through issuance of common shares (note 4).  The purchase price was based on the value of the common shares.

12.

ACQUISITION OF COMPANY BY PAN AMERICAN SILVER CORP.

On May 21, 2002, the Company and Pan American Silver Corp. (Pan American) announced a proposed plan of arrangement whereby Pan American would acquire all of the issued and outstanding shares of the Company.  On June 28, 2002, both companies announced amended terms to the proposed plan of arrangement.  The amended proposal for a plan of arrangement is subject to approval of the shareholders of the Company and Pan American and approval by the Ontario Superior Court of Justice and various regulatory authorities.  The shareholders of the Company and Pan American approved the plan of arrangement on September 4 and 5, 2002, respectively.  If remaining approvals are obtained and all material covenants are satisfied in a timely fashion, the plan of arrangement would become effective in September 2002.

Under the terms of the amended plan of arrangement, each Corner Bay Silver Inc. common share would be exchanged for 0.3846 of a Pan American common share and 0.1923 of a Pan American common share purchase warrant.  Each whole Pan American common share purchase warrant (the Pan American Warrant) provides the holder with the rights to purchase a Pan American common share at CAN$12 for a five-year period after the effective date of the plan of arrangement ("Plan of Arrangement").  The Pan American Warrants will trade on the Toronto Stock Exchange.

13.

SUBSEQUENT EVENT

In July 2002, the principal mineral concession, which hosts the Alamo Dorado concession, was purchased outright from the concession owners by paying the remaining option payments in a final lump sum payment of US$345,000 (US$300,000 plus Impuesto Al Valor Agregado (IVA) taxes).

SUBSEQUENT EVENT (UNAUDITED)

The Company received regulatory approval on the plan on arrangement and on February 20, 2003 the Company and Pan American Silver Corp. completed the Plan of Arrangement.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

14.

COMPARATIVES

Certain prior years' comparative numbers have been restated to reflect the current year's presentation.

15.

DIFFERENCE BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

Canadian GAAP varies in certain significant respects from the principles and practices generally accepted in the United States ("U.S. GAAP").  The effect of these principal measurement differences on the Company's consolidated financial statements are quantified below and described in the accompanying notes.

Consolidated statement of operations

     Six months ended

          December 31,

            Years  ended June 30,

         2002

    2001

2002

2001

2000

________________________________________________________________________________________________________

          (Unaudited)    (Unaudited)

Loss for the period reported under

  Canadian GAAP

$

(1,690,137)

$

(384,294)

$

(1,207,869)

$

(1,067,871)

$

(1,523,458)

Exploration expenses adjustment

(537,714)

(1,415,279)

(3,154,793)

(1,039,657)

(993,487)

________________________________________________________________________________________________________

Loss for the period reported under

  U.S. GAAP

$

(2,227,851)

$

(1,799,573)

$

(4,362,662)

$

(2,107,528)

$

(2,516,945)

________________________________________________________________________________________________________

________________________________________________________________________________________________________

a)

In accordance with U.S. GAAP, the Company would be required to charge all costs of deferred exploration expenditures to earnings as operating expenses as incurred until proven economic reserves are established.  As a result of accounting for these expenditures in this manner, the unaudited loss for the six months ended December 31, 2002 and 2001 would be increased by $537,714 and $1,415,279, respectively, and loss for the years ended June 30, 2002, 2001 and 2000 would be increased by $3,154,793, $1,039,657 and $993,487, respectively.

b)

The Company accounts for its share options using the intrinsic value method, which in the Company's circumstances amounts does not result in different from the amounts that would be determined under the provisions of the Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations.  Accordingly, no compensation expense for its share option plan has been recognized or recorded in the consolidated statement of operations and deficit for any of the years presented.  A company that does not adopt the fair value method must disclose the cost of the stock compensation awards at their fair value at the date the award is granted.  The unaudited value of the Company's options that were granted during six months ended December 31, 2002 was $nil (2001 - $17,846) (three years ended June 30, 2002 were $447,952, $37,605 and $878,747, respectively).  The fair value for 2002 was estimated using the Black-Scholes model with assumptions of a three-year expected term volatility ranging from 50% to 56% and interest rates from 3.75% to 4.04%.  The fair value for 2001 and 2000 was estimated using the Black-Scholes model with assumptions of a two-year expected term, 60% volatility and interest rates ranging from 6.0% to 6.5%.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Basic loss per share

Six months ended

          December 31,

            Years  ended June 30,

2002

2001

2002

2001

2000

________________________________________________________________________________________________________

(Unaudited)

(Unaudited)

Loss for the period under

  U.S. GAAP

$

(2,227,851)

$

(1,799,573)

$

(4,362,662)

$

(2,107,528)

$

(2,516,945)

Weighted average number of

  Common shares outstanding

19,385,808

15,876,053

16,697,807

13,912,182

10,760,945

___________________________________________________________________________________

Loss per share under U.S. GAAP

($0.11)

($0.11)

($0.26)

($0.15)

($0.23)

___________________________________________________________________________________

___________________________________________________________________________________

Consolidated statements of comprehensive loss

Six months ended

          December 31,

            Years  ended June 30,

2002

2001

2002

2001

2000

________________________________________________________________________________________________________

     (Unaudited)

     (Unaudited)

Loss for the period under

  U.S. GAAP

$

(2,227,851)

$

(1,799,573)

$

(4,362,662)

$

(2,107,528)

$

(2,516,945)

Other comprehensive earnings, net

  of income taxes

Unrealized gain on marketable

    securities

-

-

-

18,580

9,290

Realized (gain) loss on sale of

   marketable securities

-

-

(18,580)

-

33,948

Writedown to fair value

-

-

-

-

22,606

___________________________________________________________________________________

Comprehensive loss for the period

$

(2,227,851)

$

(1,799,573)

$

(4,381,242)

$

(2,088,948)

$

(2,451,101)

___________________________________________________________________________________

___________________________________________________________________________________

The consolidated statements of comprehensive loss provide a measure of all changes in equity of the Company that result from transactions, other than those with shareholders, and other economic events that occurred during the period.

Under U.S. GAAP, the Company's holding of marketable securities with quoted market values that would be marked to market with the resulting unrealized gain or loss being taken to the consolidated statement of comprehensive loss in the relevant period.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Consolidated statement of cash flows

Six months ended

          December 31,

            Years  ended June 30,

2002

2001

2002

2001

2000

________________________________________________________________________________________________________

(Unaudited)

(Unaudited)

Operating activities

$

(1,138,859)

$

(1,975,269)

$

(4,399,993)

$

(1,900,413)

$

(2,258,579)

Investing activities

(537,985)

-

(357,715)

(44,714)

29,339

Financing activities

1,184,500

350,849

6,058,850

5,038,397

2,499,391

_______________________________________________________________________________________

Increase (decrease) in cash and cash

equivalent during the period

(492,344)

(1,624,420)

1,301,142

3,093,270

270,151

Opening cash and cash equivalents

5,323,564

4,022,422

4,022,422

929,152

659,001

_______________________________________________________________________________________

Closing cash and cash equivalents

$

4,831,220

$

2,398,002

$

5,323,564

$

4,022,422

$

929,152

_______________________________________________________________________________________

_______________________________________________________________________________________

Consolidated balance sheets

December 31

      June 30,

2002

2002

2001

_______________________________________________________________________________________

(Unaudited)

Investments under Canadian GAAP

$

-

$

-

$

43,353

Unrealized gain on marketable securities

-

-

18,580

___________________________________________________________________________________

Investments under US GAAP

$

-

$

-

$

61,933

___________________________________________________________________________________

Deferred exploration expenditure under

Canadian GAAP

$

8,781,564

$

7,705,865

$

4,551,072

Deferred exploration expenditure

(8,243,579)

(7,705,865)

(4,551,072)

___________________________________________________________________________________

Deferred exploration expenditure under

U.S. GAAP

$

537,985

$

-

$

-

___________________________________________________________________________________

___________________________________________________________________________________

Deficit under Canadian GAAP

$

(9,688,110)

$

(7,997,973)

$

(6,790,104)

Exploration expenditures

(8,243,579)

(7,705,865)

(4,551,072)

___________________________________________________________________________________

Deficit under U.S. GAAP

$

(17,931,689)

$

(15,703,838)

$

(11,341,176)

___________________________________________________________________________________

Cumulative comprehensive other income

under Canadian GAAP

$

-

$

-

$

-

Unrealized gain (loss) on marketable securities

-

-

18,580

___________________________________________________________________________________

Cumulative comprehensive other income

under U.S. GAAP

$

-

$

-

$

18,580

___________________________________________________________________________________

___________________________________________________________________________________

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

New standards for U.S. GAAP

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets".  This new standard features new accounting rules for goodwill and intangible assets.  The Company does not foresee any impact on a cumulative effect of an accounting change or on the carrying value of assets and liabilities recorded in the consolidated balance sheets upon adoption.  SFAS No. 142 will be adopted on July 1, 2002.

Also issued in June 2001 was SFAS No. 143, "Accounting for Asset Retirement Obligations."  This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of a fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The Company is analyzing the impact of SFAS No. 143 and will adopt this standard on July 1, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets."  This statement supersedes SFAS No. 121 and the accounting and reporting provisions of APB 30, and also amends ARB 51.  This statement will require one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and will broaden the presentation of discontinued operations to include more disposal transactions.  The Company is analyzing the impact of SFAS No. 144 and will adopt this standard on July 1, 2002.

Effective July 1, 2002, the Company will adopt, for United States reporting purposes, SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendments of SFAS No. 13, and Technical Corrections as of April 2002."  This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements".

This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers."  This statement amends SFAS No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions.  The adoption of the new standard is not currently expected to have a significant impact on the Company's results of operations or financial position.

New Standards for U.S. GAAP, unaudited to December 31, 2002

The Company adopted the following standards on July 1, 2002:

i)

the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, did not have a material affect on the Company's consolidated financial position or results of operations.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

ii)

the adoption of SFAS No. 143, Accounting for Asset Retirement Obligations, did not have a material impact on the Company's results of operations or shareholders' equity.

iii)

the adoption of SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, did not have a material affect on the Company's consolidated financial position or results of operations.

iv)

the adoption of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendments of SFAS No. 13, and Technical Corrections as of April 2002, did not have a material affect on the Company's results of operations or its financial position.

Financial Accounting Standards Board (FASB)

On July 30, 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities."  The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity.  SFAS No. 146 is to be applied retroactively to exit or disposal activities initiated after December 31, 2002.  The adoption of the new standard is not currently expected to have a significant impact on the Company's result of operations or financial position.

New Standard for Canadian GAAP

The CICA approved a new Handbook Section 3062, "Goodwill and Other Intangible Assets," which require intangible assets with an indefinite life and goodwill to be tested for impairment on annual basis.  Goodwill and indefinite life intangible assets will no longer be amortized.  Intangible assets with definite lives will continue to be amortized over their useful lives.  The new section is consistent with those recently approved by the FASB (SFAS No. 142).  The adoption of this new standard is not expected to have any material effect on the Company's financial position, results of operations or cash flows.  Section 3026 was adopted on July 1, 2002 and the Company does not expect this adoption to have a significant impact on the Company's results of operations or financial position.

CORNER BAY SILVER INC.

Supplementary Information about Mineral Property Expenditures

(Unaudited)

Six months ended

__December 31,

           Years ended June 30,

2002

2001

2002

2001

2000

___________________________________________________________________________________________

Field office expenditures

Depreciation

$

11,410

$

938

$

7,721

$

1,768

$

3,435

Vehicles

774

5

47

543

428

General office

16,963

4,500

7,630

6,423

8,279

Office rent

6,629

4,611

8,542

4,506

4,721

Professional fees

38,686

4,262

27,569

25,596

31,799

Telephone

6,426

2,408

4,102

3,319

2,673

Exchange loss

-

128,826

172,154

205,224

-

Insurance

1,040

-

-

-

-

Bank charges

88

142

142

150

499

Travel & accommodation

3,824

-

14

339

16

Field supplies

584

100

110

214

-

Drafting and reproduction

90

4

50

49

58

Courier

210

6

68

313

304

___________________________________________________________________________________________

86,724

145,802

228,149

248,444

52,212

___________________________________________________________________________________________

Alamo Dorado expenditures

Surveying

198,050

119,768

225,250

213,773

159,814

Salaries and benefits

65,450

-

-

-

-

Temporary labour

58,601

22,387

43,530

27,341

33,739

Vehicles

27,786

22,538

35,411

19,524

39,027

General office

21,256

7,099

15,164

9,584

5,732

Property payments

-

231,947

364,262

13,695

1,547

Professional fees

11,410

1,466

5,716

689

1,363

Telephone

5,611

3,791

5,571

2,886

3,931

Insurance

985

1,365

5,059

3,866

946

Option payments

-

75,505

187,793

152,180

160,936

Freight

967

-

-

-

11,054

Travel and accommodation

43,578

15,184

23,142

21,110

14,332

Assays and metallurgy

1,881

37,868

62,529

91,049

168,239

Field supplies

10,466

3,496

8,068

13,793

22,307

Drilling

-

296,608

387,923

315,204

897,650

Property taxes

-

7,696

19,435

12,272

13,634

Contractors

-

33,696

95,549

28,548

30,067

Drafting and reproduction

1,416

966

2,193

33,892

4,533

Courier

730

302

497

1,153

639

___________________________________________________________________________________________

448,187

881,682

1,487,092

960,559

1,569,490

___________________________________________________________________________________________

Deferred mineral property

Expenditures

$

534,911

$

1,027,484

$

1,715,241

$

1,209,003

$

1,621,702

___________________________________________________________________________________________

___________________________________________________________________________________________

CORNER BAY SILVER INC.

Supplementary Information about General and Administrative costs

(Unaudited)

Six months ended

     December 31,

       Years ended June 30,

2002

2001

2002

2001

2000

___________________________________________________________________________________________

Salaries and benefits

$

243,383

$

141,138

$

337,064

$

188,174

$

285,414

Consulting fees

-

75,418

317,331

143,464

-

Insurance

7,439

17,276

44,982

22,620

24,209

Interest and bank charges

915

2,174

8,205

1,585

1,495

Transfer agent and filing fees

31,305

15,416

47,925

20,764

22,953

Accounting and legal

27,843

37,122

128,110

96,366

27,855

Office rent

39,977

43,081

84,011

121,165

28,061

Telephone

9,322

6,228

16,386

11,098

8,563

Meals and entertainment

6,493

15,472

33,772

4,037

6,512

Travel

21,597

54,724

115,544

43,455

46,529

Advertising and new

   Dissemination

29,336

80,371

178,603

57,247

37,061

Income tax paid (recovery)

(30,298)

-

44,000

(52)

-

General office

8,904

19,536

41,419

94,076

46,399

Plan of arrangement costs

212,321

-

68,160

-

-

Exchange loss (gain)

(14,628)

(10,031)

1,495

(5,926)

(13,713)

___________________________________________________________________________________________

593,909

497,925

1,467,007

798,073

521,338

Provision for plan of arrangement costs

Severance

1,128,470

-

-

-

-

Accounting, legal and other

43,619

-

-

-

-

___________________________________________________________________________________________

$

1,765,998

$

497,925

$

1,467,007

$

798,073

$

521,338

___________________________________________________________________________________________

___________________________________________________________________________________________

Unaudited Pro Forma Consolidated Financial Statements of

PAN AMERICAN SILVER CORP.

Deloitte & Touche LLP P.O. Box 49279 Four Bentall Centre 2800 - 1055 Dunsmuir Street Vancouver, British Columbia V7X 1P4 Tel: (604) 669 4466 Fax: (604) 685 0395 www.deloitte.ca

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF PAN AMERICAN SILVER CORP.

The following pro forma consolidated balance sheet of Pan American Silver Corp. as at December 31, 2002 and the pro forma consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 illustrate on a pro forma basis the effects of the acquisition of Corner Bay Silver Inc. and certain other significant transactions and give effect to significant assumptions described in the notes to the pro forma consolidated financial statements.

COMPILATION REPORT

To the Directors of

Pan American Silver Corp.

We have read the accompanying unaudited pro forma balance sheet of Pan American Silver Corp. (the "Company") as at December 31, 2002 and the unaudited pro forma statements of operations for the year then ended and the nine months ended September 30, 2003 and have performed the following procedures.

1.

Compared the figures in the columns captioned "Pan American Silver Corp." to the unaudited financial statements of the Company for the nine months ended September 30, 2003, and the audited financial statements of the Company for the year ended December 31, 2002, respectively, and found them to be in agreement.

2.

Compared the figures in the column captioned "Corner Bay Silver Inc." and the information contained in Note 5 to the unaudited financial statements of Corner Bay Silver Inc. for the six months ended December 31, 2002 and 2001 and the audited financial statements for the year ended June 30, 2002, and found them to be in agreement.

3.

Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

a)

the basis for determination of the pro forma adjustments; and

b)

whether the pro forma financial statements comply as to form in all material respects with the Securities Act of Ontario and the related regulations.

The officials:

a)

described to us the basis for determination of the pro forma adjustments; and

b)

stated that the pro forma statements comply as to form in all material respects with the Securities Act of Ontario and the related regulations.

4.

Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.

Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Pan American Silver Corp." and "Corner Bay Silver Inc." for the nine months ended September 30, 2003, and as at and for the year ended December 31, 2002, and found the amounts in the column captioned "Pro forma Pan American Silver Corp." to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective.  The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information.  Accordingly, we express no such assurance.  The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

(signed) DELOITTE & TOUCHE LLP

Chartered Accountants

Vancouver, British Columbia

January 26, 2004

COMMENTS TO READERS IN THE UNITED STATES OF AMERICA

Under Canadian securities regulations, when pro forma financial statements are included in a prospectus, an auditors' compilation report on the financial statements is required to be included in the prospectus.  Under applicable securities regulations in the United States of America, such compilation reports would not be included in such a prospectus.

(signed) DELOITTE & TOUCHE LLP

Chartered Accountants

Vancouver, British Columbia

January 26, 2004

PAN AMERICAN SILVER CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2002 (Unaudited)

(Expressed in Thousands of United States Dollars)

					Pro Forma Pan American Silver Corp.
	Pan American Silver Corp.	Corner Bay Silver Inc.	Note 5	Pro forma adjustments

ASSETS
Cash and cash equivalents	$10,185	$3,212	(e)	$86,250	$96,647
			(g)	(3,000)
Accounts receivable	4,598	109		-	4,707
Inventories	4,637	-		-	4,637
Prepaid expenses and other	3,210	2		-	3,212
	22,630	3,323		83,250	109,203
Property, plant and equipment	59,447	2,588		-	62,035
Mineral properties	4,193	5,838	(a)	53,360	82,769
			(b)	18,858
			(c)	520
Direct smelting ore	4,303	-		-	4,303
Other assets	4,393	20		-	4,413
	$94,966	$11,769		$155,988	$262,723

LIABILITIES
CURRENT
Operating line of credit	$125	$-		$-	$125
Accounts payable and accrued liabilities	15,227	901	(c)	520	16,648
Advances for metal shipments	2,158	-		-	2,158
Current portion of bank loans
and capital lease	1,638	-		-	1,638
Current portion of convertible debentures
liability			(e)	1,213	1,213
Current portion of other liabilities	1,083	-		-	1,083
	20,231	901		1,733	22,865
Deferred revenue	923	-		-	923
Future income taxes	-	-	(b)	18,858	18,858
Bank loans and capital lease	3,942	-		-	3,942
Provision for reclamation	12,971	-		-	12,971
Convertible debentures liability	-	-	(e)	21,836	21,836
Severance indemnities and commitments	1,407	-		-	1,407
	39,474	901		42,427	82,802
SHAREHOLDERS' EQUITY
Share capital	161,024	16,952	(a)	46,140	224,116
Convertible debentures	-	-	(e)	63,201	63,201
Additional paid in capital	1,092	357	(a)	1,136	2,228
			(a)	(357)
Deficit	(106,624)	(6,441)	(a)	6,441	(109,624)
			(g)	(3,000)
	55,492	10,868		113,561	179,921
	$94,966	$11,769		$155,988	$262,723

APPROVED BY THE BOARD OF DIRECTORS

(signed) JOHN H. WRIGHT, Director

(signed) ROSS J. BEATY, Director

PAN AMERICAN SILVER CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2003

(Unaudited)

(Expressed in Thousands of United States Dollars)

Pro Forma

Pan American

Pro forma

Pan American

Silver Corp.

Notes

adjustments

Silver Corp.

___________________________________________________________________________________________

REVENUE

$

32,265

$

-

$

32,265

EXPENSES

Operating

28,962

-

28,962

General and administration

1,548

6(b)

297

1,845

Depreciation and amortization

1,365

-

1,365

Reclamation

231

-

231

Exploration

1,588

-

1,588

Interest and financing costs

1,015

5(f)

323

1,338

___________________________________________________________________________________________

34,709

620

35,329

___________________________________________________________________________________________

LOSS FROM OPERATIONS

(2,444)

(620)

(3,064)

OTHER INCOME

508

6(b)

12

520

___________________________________________________________________________________________

NET LOSS FOR THE PERIOD

$

(1,936)

$

(608)

$

(2,544)

___________________________________________________________________________________________

___________________________________________________________________________________________

LOSS PER SHARE

Basic and fully diluted

$

(0.03)

$

(0.05)

___________________________________________________________________________________________

WEIGHTED AVERAGE SHARES

 OUTSTANDING

51,030,066

52,097,106

___________________________________________________________________________________________

PAN AMERICAN SILVER CORP.

Pro Forma Consolidated Statement of Operations

Year ended December 31, 2002

(Unaudited)

(Expressed in Thousands of United States Dollars)

					Pro Forma Pan American Silver Corp.
	Pan American Silver Corp.	Corner Bay Silver Inc.	Note 5	Pro Forma Adjustments

		(Note 6(a))

REVENUE	$ 45,093	$ -		$ -	$ 45,093

EXPENSES
Operating	43,161	-		-	43,161
General and administration	1,698	997		-	2,695
Depreciation and amortization	4,872	-		-	4,872
Reclamation	860	-		-	860
Exploration	1,206	-	(d)	343	1,549
Interest and financing costs	988	-	(f)	1,167	2,155
Write down of mineral properties
and reclamation	27,218	28		-	27,246
	80,003	1,025		1,510	82,538
Loss from operations	(34,910)	(1,025)		(1,510)	(37,445)
Interest income	269	-		-	269
Other income	983	160		-	1,143
Gain on disposal of investments	-	4		-	4
Net loss for the year	$ (33,658)	$ (861)		$ (1,510)	$ (36,029)

Loss per share
Basic and fully diluted	$ (0.80)	$ (0.04)		$ -	$ (0.73)

Weighted average shares
outstanding	41,849,413	19,385,808		-	49,486,072

1.

BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements of Pan American Silver Corp. ("Pan American") as at December 31, 2002 and for the nine months ended September 30, 2003 and the year ended December 31, 2002 have been prepared by management after giving effect to the acquisition by Pan American of Corner Bay Silver Inc. ("Corner Bay").  These unaudited pro forma consolidated financial statements have been compiled from and include:

(a)

A pro forma balance sheet combining the audited balance sheet of Pan American as at December 31, 2002 with the unaudited balance sheet of Corner Bay as at December 31, 2002;

(b)

A pro forma statement of operations combining the audited statement of operations of Pan American for the year ended December 31, 2002 with the unaudited statement of operations of Corner Bay for the twelve month period ended December 31, 2002; and

(c)

A pro forma statement of operations combining the unaudited statement of operations of Pan American for the nine months ended September 30, 2003 with the unaudited statement of operations of Corner Bay for the period from January 1, 2003 to February 20, 2003.

The pro forma balance sheet at December 31, 2002 has been prepared as if the transactions described in Notes 3 and 4 had occurred on December 31, 2002.  The pro forma statement of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared as if the transactions described in Notes 3 and 4 had occurred on the first day of the respective financial periods.

In addition to disclosures required under Canadian security regulations to comply with the Securities and Exchange Commission regulations, the Company has reconciled the pro forma information to accounting principles generally accepted in the United States of America ("US GAPP") (see Note 7).

It is management's opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Notes 3 and 4 in accordance with Canadian generally accepted accounting principles applied on a basis consistent with Pan American's accounting policies.  The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Pan American which would have actually resulted had the proposed transactions been effected on the dates indicated.  Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Pan American and Corner Bay described above.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Pan American for the year ended December 31, 2002.  The significant accounting policies of Corner Bay conform in all material respects to those of Pan American, except as described in and adjusted for in Note 5 (d).

3.

BUSINESS COMBINATION

Acquisition of Corner Bay

On February 20, 2003, Pan American completed its proposed merger with Corner Bay.  Under the terms of the acquisition common shares of Corner Bay were, directly or indirectly, exchanged for common shares of Pan American and warrants to purchase Pan American common shares, on the basis of one Pan American common share for every 2.60 Corner Bay shares and one Pan American warrant for every 5.20 Corner Bay common shares.  Pan American also agreed to issue 553,846 stock options to replace 960,000 fully vested stock options currently held by Corner Bay employees and directors.

Each whole Pan American warrant will allow the holder to purchase a Pan American common share for a price of Cdn.$12.00 for a five-year period ended February 20, 2008.

As a result, Pan American issued 7,636,659 common shares to the shareholders of Corner Bay, and 3,818,330 warrants to purchase common shares.  The common shares issued were valued at $54,203,000 which was derived from an issue price of $11.30 translated at $0.6595 for each U.S. dollar, less a deemed 5% issue cost of $2,707,000.  The share purchase warrants were valued at $8,889,000, which was derived from a warrant valued at $2.328 per warrant.  The warrants were valued using an option pricing model assuming a weighted average volatility of the Company's share price of 35% and a weighted average annual risk free rate of 4.16%.  The value of the stock options granted was determined to be $1,136,000.

The business combination has been accounted for as an acquisition by Pan American of Corner Bay and the purchase method of accounting has been applied.  The consideration given has been allocated to the fair value of net assets acquired as follows:

		As at
		December 31,
		2002
Fair value of net assets acquired
Current assets		$ 3,323,000
Mineral properties		81,164,000
Other assets		20,000
		84,507,000
Less:	Current liabilities	(901,000)
	Provision for future income tax liability	(18,858,000)
		$ 64,748,000

Consideration given by Pan American
Issue of 7,636,659 common shares		$ 54,203,000
Issue of 3,818,330 share purchase warrants		8,889,000
Issue of 553,846 replacement stock options		1,136,000
		64,228,000
Add:	Estimated costs of acquisition	520,000
		$ 64,748,000

The purchase consideration of $64,748,000 for 100% of Corner Bay exceeds the carrying value of the net assets at December 31, 2002 by $53,880,000 which has been applied to increase the carrying value of mineral properties.  The resulting future income tax liability of $18,858,000 has also been applied to increase the carrying value of mineral properties.

The value of the common shares issued by Pan American was estimated based on the average closing price of Pan American's common shares for the period before and after the date that the terms of the transaction were agreed and announced.

4.

CONVERTIBLE DEBENTURE

During the third quarter ended September 30, 2003, the Company completed an offering of $86,250,000 convertible, unsecured senior subordinated debentures (the "Debentures"), which are due on July 31, 2009.  These Debentures bear interest at a rate of 5.25% per annum, payable semi-annually on January 31 and July 31 of each year, beginning on January 31, 2004.

The value of the Debentures is comprised of a $35,357,000 fair value of the Debentures, $23,049,000 fair value of the future interest payments and $27,844,000 fair value ascribed to the holder's option to convert the principal balance into common shares.  These components have been measured at their respective fair values on the date the Debentures were issued.  The $23,049,000 fair value of the future interest payments is classified as a liability and the $63,201,000 fair value of the Debentures and the conversion option have been classified in shareholders' equity as "Convertible Debentures".  Over the six-year term of the Debentures, the carrying value of the Debentures is accreted to their face value and the fair value of the future interest payments is amortized. The periodic accretion is charged to deficit.

5.

ADJUSTMENTS TO THE PRO FORMA FINANCIAL STATEMENTS

Adjustments to the pro forma balance sheet as at December 31, 2002 and the pro forma consolidated statement of operations for the year then ended and the nine month period ended September 30, 2003 are as follows:

(a)

Effect the terms of the acquisition, principally eliminating the shareholders' equity in Corner Bay and allocating the cost of acquisition.

(b)

Record future income tax on the acquisition of Corner Bay and the related acquisition of mineral properties of $18,858,000.

(c)

Accrue acquisition costs of $520,000.

(d)

Write off deferred exploration expenditures in Corner Bay to comply with Pan American's accounting policy.

(e)

Record the fair value of the convertible debentures consisting of $23,049,000 fair value of future interest payments and $63,201,000 fair value of the convertible debentures and conversion option.

(f)

Record interest expense on the convertible debentures.

(g)

Record convertible debenture issue costs of $3,000,000 as a charge to deficit.

6.

CORNER BAY SILVER INC.

The amounts used to prepare the pro forma operating statements of Corner Bay, which has a historical year end of June 30, have been determined as follows:

(a)

Year ended December 31, 2002

	Six months		Six months	Twelve months	Twelve months
	ended	Year ended	ended	ended	ended
	December 31,	June 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2002
	(Cdn.$)	(Cdn.$)	(Cdn.$)	(Cdn.$)	(U.S.$)
		(Audited)
Expenses
General and administrative	$ 593,909	$ 1,467,007	$ 507,034	$ 1,553,882	$ 997,126
Write-off of property, plant and equipment	-	42,511	-	42,511	27,279
	593,909	1,509,518	507,034	1,596,393	1,024,405
Other income	(75,861)	(295,844)	(122,740)	(248,965)	(159,761)
Gain on disposal of investments	-	(5,805)	-	(5,805)	(3,725)
Net loss for the period	$ 518,048	$ 1,207,869	$ 384,294	$ 1,341,623	$ 860,919

(b)

Nine months ended September 30, 2003

The period from the acquisition date of February 20, 2003 to September 30, 2003 are included in the unaudited financial statements of Pan American for the nine months ended September 30, 2003.  The pro forma adjustments include revenue and expenses for the period from January 1, 2003 to February 20, 2003.

(c)

The financial statements of Corner Bay are denominated in Canadian dollars ("Cdn.$") and have been translated into United States dollars using the following exchange rates:

Exchange
Rate

Pro forma statements of operations for the year ended December 31,
2002 and the nine month period ended September 30, 2003	1 Cdn.$ = U.S.$0.7408
Pro forma balance sheet as at December 31, 2002	1 Cdn.$ = U.S.$0.6648

7.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The pro forma consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States ("US GAAP").  The differences between Canadian GAAP and US GAAP as they relate to the Company are summarized as follows.

FASB Statement No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143"), addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or the normal operation of long-lived assets, except for certain obligations of leases.  SFAS 143 is effective for financial statements issued for financial years beginning after June 15, 2002.  Under SFAS 143, the Company's provision for reclamation of $13,184,000 would be removed from the accounts with a credit to earnings.  The expected fair value of future site restoration costs for the La Colorada, Huaron and Quiruvilca mines is estimated at $19,600,000 and would be recorded as part of the carrying value of the asset and as a corresponding liability.  Due to the impairment in the carrying value of the Quiruvilca mine, the Company would recognize a $12,500,000 charge to earnings.  The current period's reclamation provision of $231,000 would be reversed and future period operations would be charged with annual amortization of future site restoration cost of $710,000 and the accretion of a liability for future site restoration costs of $418,000.

In May 2003, FASB Statement No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued.  This Statement requires that three types of financial instruments be reported as liabilities by their issuers.  Those types of instruments include: mandatorily redeemable instruments; forward purchase contracts, written put options and other financial instruments not in the form of shares that either obligate the issuer to repurchase its equity shares and settle its obligation for cash or by transferring other assets; and certain financial instruments that include an obligation that may be settled in a variable number of equity shares, has a fixed or benchmark tied value at inception that varies inversely with the fair value of the equity shares.  SFAS 150 is effective for instruments entered into or modified after May 31, 2003.  In accordance with SFAS 150 the resulting change to the financial statements would be to increase liabilities by $63,201,000 and decrease shareholders' equity by a corresponding amount.  Debt issue expenses of $3,000,000 would be reclassified from shareholders' equity to assets and would be amortized over three years at an annual rate of $1,000,000.  Interest expense would be higher by $202,000.

The following tables illustrate how SFAS 143 and 150, if applied, would change the pro forma consolidated balance sheets and statements of operations of the Company.

	December 31, 2002
	Total Assets	Total Liabilities	Shareholders' Equity
Reported under Canadian GAAP	$ 262,723	$ 82,802	$ 179,921
SFAS 150 adjustments
Reclassify convertible debenture	-	63,201	(63,201)
Debt issue costs	3,000	-	3,000
Reported under US GAAP	$ 265,723	$ 146,003	$ 119,720

Nine months

ended

Year ended

September 30

December 31

2003

2002

___________________________________________________________________________________________

Pro forma net loss under Canadian GAAP

$

(2,544)

$

(36,029)

SFAS 143 Adjustments

Reclamation

231

-

Amortization of future site restoration costs

(533)

-

Accretion of future site restoration costs

(313)

-

___________________________________________________________________________________________

Sub-total

(3,159)

(36,029)

SFAS 150 adjustments

Additional interest expense

(2,510)

(3,361)

Amortization of debt issue costs

(750)

(1,000)

___________________________________________________________________________________________

Net loss before cumulative effect of change in

accounting policy

(6,419)

(40,390)

Change in accounting policy

684

-

___________________________________________________________________________________________

Pro forma net loss under US GAAP

$

(5,735)

$

(40,390)

___________________________________________________________________________________________

___________________________________________________________________________________________

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

Section 128 of the Company Act (British Columbia) (the "BCCA") authorizes a company, with the approval of the court, to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful.  Section 128 of the BCCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

In accordance with the BCCA, the Articles of the Registrant provide that the Registrant will indemnify its directors, former directors, Secretary or Assistant Secretary, and may indemnify its officers, employees or agents and those of its subsidiaries, and directors and former directors of its subsidiaries, and each of their respective heirs and representatives, against all losses, charges and expenses howsoever incurred by them as a result of their actions in such capacities.  The Registrant has entered into agreements with each of its directors confirming this indemnity.  The failure of a director or officer of the Registrant to comply with the provisions of the BCCA or the Registrant's Memorandum or Articles, however, will invalidate any indemnity which he or she is entitled to.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the Articles and the BCCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits.

The following exhibits have been filed or incorporated by reference as part of the Registration Statement:

Exhibit

Number

Description

4.1

Annual Information Form of the Registrant, dated May 20, 2003. (1)

4.2

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2001 and 2002, together with the auditors' report thereon as set out in the Registrant's annual report. (1)

4.3

Unaudited Consolidated Financial Statements of the Registrant and the notes thereto as at and for the three months ended March 31, 2003, together with management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2003.(2)

4.4

Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2002 as set out in the Registrant's annual report. (1)

4.5

Information Circular of the Registrant, dated April 9, 2003, in connection with the Registrant's May 12, 2003 annual meeting of members, other than the sections titled "Corporate Governance", "Executive Compensation - Compensation Committee", "Executive Compensation - Report on Executive Compensation" and "Executive Compensation - Performance Graph".(3)

4.6

Material Change Report of the Registrant, dated February 27, 2003, relating to the completion of the Registrant's acquisition of Corner Bay Silver Inc.(4)

4.7

Material Change Report of the Registrant, dated February 27, 2003, relating to consolidated production figures from 2002. (4)

4.8

Material Change Report of the Registrant, dated March 13, 2003, relating to financial and operational results for the fourth quarter and year ended December 31, 2002. (5)

4.9

Material Change Report of the Registrant, dated May 22, 2003, relating to financial and operational results for the first quarter of 2003. (6)

4.10

Material Change Report of the Registrant, dated July 7, 2003, relating to filing of the preliminary short form base shelf prospectus of the Registrant dated July 7, 2003. (7)

4.11

Material Change Report of the Registrant, dated July 22, 2003, relating to the announcement of the offering of US$75 million aggregate principal amount of 5.25% convertible unsecured senior subordinated debentures due July 31, 2009.(8)

4.12

Material Change Report of the Registrant, dated July 30, 2003, relating to the closing of the Debenture Offering. (9)

4.13

Material Change Report of the Registrant, dated August 7, 2003, relating to the exercise of an over-allotment option pursuant to the terms of the Debenture Offering. (9)

4.14

Material Change Report of the Registrant, dated August 22, 2003, relating to financial and operational results for the second quarter of 2003. (9)

4.15

Material Change Report of the Registrant, dated September 22, 2003, relating to recent developments at the Company's operations and feasibility-stage projects. (9)

4.16

Material Change Report of the Registrant, dated October 23, 2003, relating to the buy-back of an existing 3% net smelter royalty on the Company's Huaron silver mine in Peru from a group of Peruvian companies for US$2.5 million. (9)

4.17

Material Change Report of the Registrant, dated October 31, 2003, relating to an agreement to sell the Company's 50% interest in the Tres Cruces gold project in Peru to New Oroperu Resources Inc. (9)

4.18

Material Change Report of the Registrant, dated November 12, 2003, relating to financial and operation results for the third quarter of 2003. (9)

4.19

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2001 and 2002, together with the auditors' report thereon, including a reconciliation to United States generally accepted accounting principles in accordance with Item 18 of Form 20-F. (10)

4.20

Material Change Report of the Registrant, dated January 8, 2004 relating to filing of the preliminary short form base shelf prospectus of the Registrant dated January 7, 2004. (11)

5.1

Consent of Deloitte & Touche LLP

5.2

Consent of PricewaterhouseCoopers LLP

6.1

Powers of Attorney (12)

_______________

(1)

Incorporated by reference to the Registrant's Annual Report on Form 40-F, filed with the Commission on May 20, 2003.

(2)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 23, 2003.

(3)   Incorporated by reference to the Registrant's Registration Statement on Form F-10 (File No. 333-106858), filed with the Commission on July 7, 2003.

(4)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 27, 2003.

(5)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 3, 2003.

(6)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 22, 2003.

(7)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 18, 2003.

(8)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 22, 2003.

(9)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 29, 2003.

(10)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 3, 2003.

(11)

Incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on January 9, 2004.

(12)

Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.

Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.

Consent to Service of Process.

Prior to filing this Amendment No. 1 to the Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.  Any change to the name or address of the agent of service for the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on January 26, 2004.

PAN AMERICAN SILVER CORP.

By:

/s/ Ross J. Beaty

Ross J. Beaty

Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on January 26, 2004.

Signature

Title

 /s/ Ross J. Beaty

Ross J. Beaty

Chairman and Chief Executive Officer and Director

(Principal Executive Officer)

*

A. Robert Doyle

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*

William A. Fleckenstein

Director

John M. Willson

Director

Michael Larson

Director

Michael J.J. Maloney

Director

*

Paul B. Sweeney

Director

III-2

*

John H. Wright

Director

*

Geoffrey A. Burns

Director

* By:  /s/ Ross J. Beaty

Ross J. Beaty

Attorney-in-fact

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Pan American Silver Corp. in the United States, in the City of Vancouver, British Columbia, Canada on January 26, 2004.

PAN AMERICAN MINERALS INC.

(Authorized Representative)

By:

/s/ Ross J. Beaty

Ross J. Beaty

Director

III-4

EXHIBIT INDEX

Exhibit

Number

Description

Page No.

4.1

Annual Information Form of the Registrant, dated May 20, 2003. (1)

4.2

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2001 and 2002, together with the auditors' report thereon as set out in the Registrant's annual report. (1)

4.3

Unaudited Consolidated Financial Statements of the Registrant and the notes thereto as at and for the three months ended March 31, 2003, together with management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2003.(2)

4.4

Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2002 as set out in the Registrant's annual report. (1)

4.5

Information Circular of the Registrant, dated April 9, 2003, in connection with the Registrant's May 12, 2003 annual meeting of members, other than the sections titled "Corporate Governance", "Executive Compensation - Compensation Committee", "Executive Compensation - Report on Executive Compensation" and "Executive Compensation - Performance Graph".(3)

4.6

Material Change Report of the Registrant, dated February 27, 2003, relating to the completion of the Registrant's acquisition of Corner Bay Silver Inc.(4)

4.7

Material Change Report of the Registrant, dated February 27, 2003, relating to consolidated production figures from 2002. (4)

4.8

Material Change Report of the Registrant, dated March 13, 2003, relating to financial and operational results for the fourth quarter and year ended December 31, 2002. (5)

4.9

Material Change Report of the Registrant, dated May 22, 2003, relating to financial and operational results for the first quarter of 2003. (6)

4.10

Material Change Report of the Registrant, dated July 7, 2003, relating to filing of the preliminary short form base shelf prospectus of the Registrant dated July 7, 2003. (7)

4.11

Material Change Report of the Registrant, dated July 22, 2003, relating to the announcement of the offering of US$75 million aggregate principal amount of 5.25% convertible unsecured senior subordinated debentures due July 31, 2009. (8)

4.12

Material Change Report of the Registrant, dated July 30, 2003, relating to the closing of the Debenture Offering. (9)

4.13

Material Change Report of the Registrant, dated August 7, 2003, relating to the exercise of an over-allotment option pursuant to the terms of the Debenture Offering. (9)

4.14

Material Change Report of the Registrant, dated August 22, 2003, relating to financial and operational results for the second quarter of 2003. (9)

4.15

Material Change Report of the Registrant, dated September 22, 2003, relating to recent developments at the Company's operations and feasibility-stage projects. (9)

4.16

Material Change Report of the Registrant, dated October 23, 2003, relating to the buy-back of an existing 3% net smelter royalty on the Company's Huaron silver mine in Peru from a group of Peruvian companies for US$2.5 million. (9)

4.17

Material Change Report of the Registrant, dated October 31, 2003, relating to an agreement to sell the Company's 50% interest in the Tres Cruces gold project in Peru to New Oroperu Resources Inc. (9)

4.18

Material Change Report of the Registrant, dated November 12, 2003, relating to financial and operation results for the third quarter of 2003. (9)

4.19

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2001 and 2002,

 together with the auditors' report thereon, including a reconciliation to United States generally accepted accounting principles in accordance with Item 18 of Form 20-F. (10)

4.20

Material Change Report of the Registrant, dated January 8, 2004 relating to filing of the preliminary short form base shelf prospectus of the Registrant dated January 7, 2004. (11)

5.1

Consent of Deloitte & Touche LLP

5.2

Consent of PricewaterhouseCoopers LLP

6.1

Powers of Attorney (12)

_______________

(1)

Incorporated by reference to the Registrant's Annual Report on Form 40-F, filed with the Commission on May 20, 2003.

(2)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 23, 2003.

(3)

Incorporated by reference to the Registrant's Registration Statement on Form F-10 (File No. 333-106858), filed with the Commission on July 7, 2003.

(4)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 27, 2003.

(5)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 3, 2003.

(6)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 22, 2003.

(7)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 18, 2003.

(8)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 22, 2003.

(9)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 29, 2003.

(10)     Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 3, 2003.

(11)

Incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on January 9, 2004.

(12)

Previously filed.

Exhibit 5.1

Deloitte & Touche LLP P.O. Box 49279 Four Bentall Centre 2800 - 1055 Dunsmuir Street Vancouver, British Columbia V7X 1P4 Tel: (604) 669 4466 Fax: (604) 685 0395 www.deloitte.ca

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Pan American Silver Corp. filed on Form F-10 of our report addressed to the Shareholders of the Company dated February 20, 2003, except for Note 9, which is at March 7, 2003 for the year ended December 31, 2002 and to the reference to us under the heading "Auditors, Transfer Agent and Registrar" and "Experts" in the Prospectus, which is part of this Registration Statement.

CHARTERED ACCOUNTANTS

Vancouver, British Columbia, Canada

January 26, 2004

Exhibit 5.2

PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215

January 26, 2004

Securities and Exchange Commission

We refer to the Final Short Form Base Shelf Prospectus (the "Prospectus") and the Amendment No.1 to Form F-10 registration statement under the Securities Act of 1933 (the "Form F-10A") filing of Pan American Silver Corp. (the "Company") dated January 26, 2004 relating to the offer and sale of common shares of the Company up to an aggregate initial offering price of Cdn.$45,819,960, during the 25 month period that the Prospectus remains valid.

We consent to the use in the above-mentioned Prospectus and Form F-10A of our report dated September 6, 2002 relating to the following consolidated financial statements of Corner Bay Silver Inc.:

  Balance sheets as at June 30, 2002 amd 2001; and

  Statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2002.

We also consent to the reference to our Firm under the heading "Experts" in the Prospectus and Form F-10A

Yours very truly,

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.